Exhibit 5.2

March 12, 2010

Headwaters Incorporated

10653 South River Front Parkway, Suite 300

South Jordan, UT 84095

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

I am General Counsel for Headwaters Incorporated (the “Company”) and have acted as special Utah counsel to each of the subsidiaries listed on Annex A to this opinion letter (each individually a “Utah Guarantor” and collectively the “Utah Guarantors”) in connection with the Registration Statement on Form S-4 (as amended, the “Registration Statement”) filed by the Company, the Utah Guarantors and the other registrant guarantors named therein with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance by the Company of up to $328,250,000 aggregate principal amount of 11 3/8% Senior Secured Notes due 2014 (the “Exchange Notes”) and the issuance by the Utah Guarantors and other guarantors of the guarantees (each a “Guaranty” and collectively, the “Guaranties”) with respect to the Exchange Notes. The Exchange Notes and the Guaranties will be issued pursuant to an indenture dated as of October 27, 2009 ( the “Indenture”), among the Company, the Utah Guarantors, the other guarantors party thereto and Wilmington Trust FSB, as trustee. The terms of the Guaranties and any capitalized terms used but not defined herein are contained in the Indenture. At your request, this opinion is being provided to you.

In arriving at the opinions expressed below, I have examined and relied on the original, or a copy, certified or otherwise, represented to me to be an execution copy thereof, of each of the following documents:

(a) the Indenture;

(b) a copy of the Articles of Incorporation of Headwaters Resources, Inc., Headwaters Services Corporation, Headwaters Construction Materials, Inc., Eldorado SC-Acquisition Co., Eldorado G-Acquisition Co., Global Climate Reserve Corporation, Headwaters Technology Innovation Group, Inc., Headwaters Refinery Investments Co. and Headwaters Energy Services Corp. and a copy of the Articles of Organization of HCM Stone, LLC, HCM Utah, LLC, Eldorado Stone Acquisition Co., LLC, Eldorado Stone Funding Co., LLC, Chihuahua Stone, LLC, Eldorado Stone Operations, LLC, L-B Stone, LLC, Headwaters Heavy Oil, LLC, Headwaters Synfuel Investments, LLC, Covol Engineered Fuels, LC, Covol Fuels No. 2, LLC, Covol Fuels No. 3, LLC, Covol Fuels No. 4, LLC, Covol Fuels No. 5, LLC, Headwaters CTL, LLC, Environmental Technologies Group, LLC and Headwaters Ethanol Operators, LLC filed with the Secretary of State of Utah (collectively the “Articles”);

(c) a copy of the Bylaws of Headwaters Resources, Inc., Headwaters Services Corporation, Headwaters Construction Materials, Inc., Eldorado SC-Acquisition Co., Eldorado G-Acquisition Co., Global Climate Reserve Corporation, Headwaters Technology Innovation Group, Inc., Headwaters Refinery Investments Co. and Headwaters Energy Services Corp., a copy of the Operating Agreements of HCM Utah, LLC, Eldorado Stone Funding Co., LLC, Headwaters Heavy Oil, LLC, Headwaters Synfuel Investments, LLC, Covol Engineered Fuels, LC, Covol Fuels No. 2, LLC, Covol Fuels No. 3, LLC, Covol Fuels No. 4, LLC, Covol Fuels No. 5, LLC, Headwaters CTL, LLC, Environmental Technologies Group, LLC and Headwaters Ethanol Operators, LLC, a copy of the Second Amended and Restated Operating Agreement of Eldorado Stone Acquisition Co., LLC, a copy of the First Amended and Restated Operating Agreement of HCM Stone, LLC, and a copy of the Limited Liability Company Agreements of Eldorado Stone Operations, LLC, as amended, L-B Stone, LLC, as amended, and Chihuahua Stone, LLC (collectively the “Bylaws”);

(d) Written Consent of the Sole Director of Headwaters Resources, Inc., dated October 27, 2009, Written Consent of the Sole Director of Headwaters Services Corporation, dated October 27, 2009, Written Consent of the Sole Director of Headwaters Construction Materials, Inc., dated October 27, 2009, Written Consent of the Sole Director of Eldorado SC-Acquisition Co., dated October 27, 2009, Written Consent of the Sole Director of Eldorado G-Acquisition Co., dated October 27, 2009, Written Consent of the Sole Director of Global Climate Reserve Corporation, dated October 27, 2009, Written Consent of the Sole Director of Headwaters Technology Innovation

Group, Inc., dated October 27, 2009, Written Consent of the Sole Director of Headwaters Refinery Investments Co., dated October 27, 2009, Written Consent of the Sole Director of Headwaters Energy Services Corp., dated October 27, 2009, Written Consent of the Managers of Eldorado Stone Funding Co., LLC, dated October 27, 2009, Written Consent of the Managers of Headwaters Heavy Oil, LLC, dated October 27, Written Consent of the Managers of Headwaters Synfuel Investments, LLC, dated October 27, 2009, Written Consent of the Managers of Covol Engineered Fuels, LC, dated October 27, 2009, Written Consent of the Managers of Covol Fuels No. 2, LLC, dated October 27, 2009, Written Consent of the Managers of Covol Fuels No. 3, LLC, dated October 27, 2009, Written Consent of the Managers of Covol Fuels No. 4, LLC, dated October 27, 2009, Written Consent of the Managers of Covol Fuels No. 5, LLC, dated October 27, 2009, Written Consent of the Managers of Headwaters CTL, LLC, dated October 27, 2009, Written Consent of the Managing Member of Environmental Technologies Group, LLC, dated October 27, 2009, Written Consent of the Managers of Headwaters Ethanol Operators, LLC, dated October 27, 2009, Written Consent of the Managers of Eldorado Stone Acquisition Co., LLC, dated October 27, 2009, Written Consent of the Sole Director of Eldorado Stone Operations, LLC, dated October 27, 2009, Written Consent of the Sole Director of L-B Stone, LLC, dated October 27, 2009, Written Consent of the Sole Director of Chihuahua Stone, LLC, dated October 27, 2009, Written Consent of the Managers of HCM Stone, LLC, dated October 27, 2009, and Written Consent of the Managers of HCM Utah, LLC, dated October 27, 2009;

(e) Secretary’s Certificate of the Utah Guarantors dated October 27, 2009; and

(f) Certificate of Good Standing as to Headwaters Resources, Inc. issued by the Utah Secretary of State on March 10, 2010, Certificate of Good Standing as to Headwaters Services Corporation issued by the Utah Secretary of State on March 10, 2010, Certificate of Good Standing as to Headwaters Construction Materials, Inc. issued by the Utah Secretary of State on March 10, 2010, Certificate of Good Standing as to HCM Utah, LLC issued by the Utah Secretary of State on March 10, 2010, Certificate of Good Standing as to HCM Stone, LLC issued by the Utah Secretary of State on March 10, 2010, Certificate of Good Standing as to Eldorado SC-Acquisition Co. issued by the Utah Secretary of State on March 10, 2010, Certificate of Good Standing as to Eldorado G-Acquisition Co. issued by the Utah Secretary of State on March 10, 2010, Certificate of Good Standing as to Eldorado Stone Acquisition Co. issued by the Utah Secretary of State on March 10, 2010, Certificate of Good Standing as to Eldorado Stone Funding Co., LLC issued by the Utah Secretary of State on March 10, 2010, Certificate of Good Standing as to Chihuahua Stone, LLC issued by the Utah Secretary of State on March 10, 2010, Certificate of Good Standing as to Eldorado Stone Operations, LLC issued by the Utah Secretary of State on March 10, 2010, Certificate of Good Standing as to L-B Stone, LLC issued by the Utah Secretary of State on March 10, 2010, Certificate of Good Standing as to Global Climate Reserve Corporation issued by the Utah Secretary of State on March 10, 2010, Certificate of Good Standing as to Headwaters Technology Innovation Group, Inc. issued by the Utah Secretary of State on March 10, 2010, Certificate of Good Standing as to Headwaters Refinery Investments Co. issued by the Utah Secretary of State on March 10, 2010, Certificate of Good Standing as to Headwaters Energy Services Corp. issued by the Utah Secretary of State on March 10, 2010, Certificate of Good Standing as to Headwaters Heavy Oil, LLC issued by the Utah Secretary of State on March 10, 2010, Certificate of Good Standing as to Headwaters Synfuel Investments, LLC issued by the Utah Secretary of State on March 10, 2010, Certificate of Good Standing as to Covol Engineered Fuels, LC issued by the Utah Secretary of State on March 10, 2010, Certificate of Good Standing as to Covol Fuels No. 2, LLC issued by the Utah Secretary of State on March 10, 2010, Certificate of Good Standing as to Covol Fuels No. 3, LLC issued by the Utah Secretary of State on March 10, 2010, Certificate of Good Standing as to Covol Fuels No. 4, LLC issued by the Utah Secretary of State on March 10, 2010, Certificate of Good Standing as to Covol Fuels No. 5, LLC issued by the Utah Secretary of State on March 10, 2010, Certificate of Good Standing as to Headwaters CTL, LLC issued by the Utah Secretary of State on March 10, 2010, Certificate of Good Standing as to Environmental Technologies Group, LLC issued by the Utah Secretary of State on March 10, 2010, and Certificate of Good Standing as to Headwaters Ethanol Operators, LLC issued by the Utah Secretary of State on March 10, 2010 (collectively the “Good Standing Certificates”).

I have not reviewed any documents other than the documents listed in paragraphs (a) through (f) above. In particular, I have not reviewed any document (other than the documents listed in paragraphs (a) through (f) above) that is referred to in or incorporated by reference into any document reviewed by me. I have conducted no independent factual investigation of my own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which I have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by me, I have assumed that (i) all signatures on documents examined by me are genuine, and (ii) all documents submitted to me as copies conform with the original copies of those documents.

For purposes of this opinion, I have assumed:

(i) except to the extent provided in paragraph 1 below, that each party to the documents examined by me has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation,

(ii) the legal capacity of each natural person who is a signatory to any of the documents examined by me,

(iii) except to the extent provided in paragraph 2 below, that each of the parties to the documents examined by me has the power and authority to execute and deliver, and to perform its obligations under, such documents, and

(iv) that each of the documents examined by me has been delivered and exchanged among the respective parties following signing by the parties.

This opinion is limited to the laws (including rules, regulations and orders thereunder) of the State of Utah (excluding the securities laws and blue sky laws of the State of Utah), as currently in effect, and I have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto (the “Applicable Law”). In rendering the opinions set forth herein, I express no opinion concerning (i) the creation, attachment, perfection or priority of any security interest, lien or other encumbrance, or (ii) the nature or validity of title to any property.

Based upon the foregoing, and upon an examination of such questions of law as I have considered necessary or appropriate, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I advise you that, in my opinion:

1. Headwaters Resources, Inc., Headwaters Services Corporation, Headwaters Construction Materials, Inc.,

Eldorado SC-Acquisition Co., Eldorado G-Acquisition Co., Global Climate Reserve Corporation, Headwaters Technology Innovation Group, Inc., Headwaters Refinery Investments Co. and Headwaters Energy Services Corp., are corporations duly formed, validly existing and in good standing under the laws of the State of Utah, and each has the corporate power and authority to execute and deliver the Indenture and perform its obligations thereunder.

2. HCM Stone, LLC, HCM Utah, LLC, Eldorado Stone Funding Co., LLC, Headwaters Heavy Oil, LLC, Headwaters Synfuel Investments, LLC, Covol Engineered Fuels, LC, Covol Fuels No. 2, LLC, Covol Fuels No. 3, LLC, Covol Fuels No. 4, LLC, Covol Fuels No. 5, LLC, Headwaters CTL, LLC, Environmental Technologies Group, LLC, Headwaters Ethanol Operators, LLC, Eldorado Stone Acquisition Co., LLC, Eldorado Stone Operations, LLC, L-B Stone, LLC and Chihuahua Stone, LLC are limited liability companies duly formed, validly existing and in good standing under the laws of the State of Utah, and each has the requisite power and authority to execute and deliver the Indenture and perform its obligations thereunder.

3. Each Utah Guarantor has taken all necessary corporate and/or limited liability company action to authorize the execution, delivery and performance by it of the Indenture, and the execution, delivery and performance of the Indenture, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary and proper action under the Articles and Bylaws of such Utah Guarantor.

4. The Guaranty of each Utah Guarantor has been duly authorized and issued by such Utah Guarantor.

5. No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Utah governmental authority under Applicable Law is required by any Utah Guarantor solely as a result of the execution, delivery or performance by such Utah Guarantor of the Indenture.

6. The execution and delivery by each Utah Guarantor of the Indenture, the performance of the obligations of each Utah Guarantor thereunder and the consummation of the transactions contemplated thereby, (a) do not and will not violate, or constitute a default under, any Applicable Law, and (b) do not and will not violate the Articles or Bylaws of such Guarantor.

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

(a) My opinions in paragraph 1 above as to the valid existence and good standing of the Utah Guarantors is based solely upon my review of the Good Standing Certificates.

(b) There has not been any mutual mistake of fact or misunderstanding, fraud, duress, undue influence or breach of fiduciary duties with respect to any of the matters relevant to the opinions expressed herein. All parties have complied with any requirement of good faith, fair dealing and conscionability.

(c) This opinion letter shall not be construed as or deemed to be a guaranty or insuring agreement.

I understand that you will rely as to matters of Utah law, as applicable, upon this opinion in connection with the matters set forth herein. In addition, I understand that Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”) will rely as to matters of Utah law, as applicable, upon this opinion in connection with an opinion to be rendered by it on the date hereof relating to the Utah Guarantors. In connection with the foregoing, I hereby consent to your and Pillsbury’s relying as to matters of Utah law, as applicable, upon this opinion.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Legal Matters” in the prospectus included in the Registration Statement. The opinions expressed herein are as of the date hereof (and not as of any other date), and I make no undertaking to amend or supplement such opinions as facts and circumstances come to my attention or changes in the law occur, in each case after the date of effectiveness of the Registration Statement, which could affect such opinions.

Very truly yours,

/s/ Harlan Hatfield
Harlan M. Hatfield
General Counsel

ANNEX A

Headwaters Resources, Inc., a Utah corporation

Headwaters Services Corporation, a Utah corporation

Headwaters Construction Materials, Inc., a Utah corporation

HCM Utah, LLC, a Utah limited liability corporation

HCM Stone, LLC, a Utah limited liability corporation

Eldorado SC-Acquisition Co., a Utah corporation

Eldorado G-Acquisition Co., a Utah corporation

Eldorado Stone Acquisition Co., LLC, a Utah limited liability company

Eldorado Stone Funding Co., LLC, a Utah limited liability company

Chihuahua Stone, LLC, a Utah limited liability company

Eldorado Stone Operations, LLC, a Utah limited liability company

L-B Stone, LLC, a Utah limited liability company

Global Climate Reserve Corporation, a Utah corporation

Headwaters Technology Innovation Group, Inc., a Utah corporation

Headwaters Refinery Investments Co., a Utah corporation

Headwaters Energy Services Corp., a Utah corporation

Headwaters Heavy Oil, LLC, a Utah limited liability company

Headwaters Synfuel Investments, LLC, a Utah limited liability company

Covol Engineered Fuels, LC, a Utah limited liability company

Covol Fuels No. 2, LLC, a Utah limited liability company

Covol Fuels No. 3, LLC, a Utah limited liability company

Covol Fuels No. 4, LLC, a Utah limited liability company

Covol Fuels No. 5, LLC, a Utah limited liability company

Headwaters CTL, LLC, a Utah limited liability company

Environmental Technologies Group, LLC, a Utah limited liability company

Headwaters Ethanol Operators, LLC, a Utah limited liability company

5